Exhibit 10.1


                                 THIRD AMENDMENT


                  THIRD AMENDMENT, dated as of May 16, 1997 (this "Amendment"), to the Credit and Guarantee Agreement, dated as of May 23, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among:

(a)       REMINGTON  PRODUCTS  COMPANY,  L.L.C., a Delaware limited  liability
          company (the  "Company");   (b)  REMINGTON  CONSUMER  PRODUCTS
          LIMITED, a corporation organized and existing under the laws of the United Kingdom (the "UK Borrower");

(c) each Acquisition Subsidiary from time to time party thereto (together with the Company and the UK Borrower, the "Borrowers");

(d) the Lenders from time to time parties to the Agreement including the Issuing Bank;

(e) FLEET NATIONAL BANK and BANQUE NATIONALE DE PARIS, as Co-Documentation Agents (in such capacity, the "Co-Documentation Agents"); and

(f) THE CHASE MANHATTAN BANK (formerly known as CHEMICAL BANK), a New York banking corporation, as administrative agent (in such capacity, the "scent") for the Lenders hereunder.

                               W I TN E S S E T H:

     WHEREAS, the Borrowers, the Lenders and the Agent are parties to the Credit Agreement;

     WHEREAS, the Borrowers have requested that the Agent and the Lenders agree to amend certain provisions of the Credit Agreement in order to permit Letters of Credit to be issued by Lenders other than The Chase Manhattan Bank;

     WHEREAS, the Agent, the Lenders and The Chase Manhattan Bank (as Issuing Lender) are willing to amend such provisions of the Credit Agreement, but only upon the terms and subject to the conditions set forth herein;

     NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

     1. Defined Terms. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned thereto in the Credit Agreement.

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                                                                           2

     2. Amendment to Subsection 1.1. Subsection 1.1 of the Credit Agreement hereby is amended by deleting in their entireties the definitions of the terms "Application," "Issuing Bank" and "L/C Participants" and by substituting therefor the following:

          "Application": with respect to any requested Letter of Credit, an application, in such form as the relevant Issuing Bank may specify from time to time, requesting the Issuing Bank to issue such Letter of Credit.

          "Issuing Bank":  with respect to each Letter of Credit,  (a) Chemical,
     (b) at the request of the Borrower (and with the consent of the Agent, which consent will not be unreasonably withheld), any other Lender who agrees to serve in such capacity or (c) any affiliate thereof.

          "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Domestic Lenders other than the Issuing Bank with respect thereto, if it is then a Domestic Lender.

     3. Amendment to Section 4. Section 4 of the Credit Agreement hereby is amended by deleting said Section 4 in its entirety and by substituting therefor the new Section 4 which is set forth on Annex I hereto.

     4. Amendment to Subsection 10.11. Subsection 10.11 of the Credit Agreement hereby is amended by deleting said subsection 10.11 in its entirety and by substituting therefor the new subsection 10.11 which is set forth on Annex II hereto.

     5. Amendment to Subsection 15.1. Subsection 15.1 of the Credit Agreement hereby is amended by deleting therefrom each reference to the phrase "the Issuing Bank" and by substituting therefor the phrase "the Issuing Banks."

     6. Amendment to Subsection 17.1. Subsection 17.1 of the Credit Agreement hereby is amended by deleting therefrom each reference to the phrase "the Issuing Bank" and by substituting therefor the phrase "any Issuing Bank."

     7. Amendment to Subsection 18.1. Subsection 18.1 of the Credit Agreement hereby is amended by deleting in its entirety clause (v) of the proviso thereto and by substituting therefor the following:

                  (v) amend, modify or waive any provision of Section 4 without the written consent of each Issuing Bank directly affected thereby; or

     8. Conditions to Effectiveness. This Amendment shall become effective on the date upon which the Agent receives counterparts hereof, executed and delivered by a duly authorized officer of each Borrower and the Required Lenders.

     9. Representations and Warranties. The Borrowers hereby confirm, reaffirm and restate the representations and warranties set forth in Section 6 of the Credit Agreement; provided that each reference to the Credit Agreement therein

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                                                                           3

shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Borrowers represent and warrant that no Default or Event of Default has occurred and is continuing.

     10. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver or amendment of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of a Borrower that would require a waiver or consent of the Agent or the Lenders. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     11. Counterparts. This Amendment may be executed by the parties hereto in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     12. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                    REMINGTON  PRODUCTS  COMPANY,  L.L.C.
                    By: /s/  Alexander R.
                    Castaldi Title: Executive VP and Chief Financial Officer

                    REMINGTON CONSUMER PRODUCTS LIMITED
                    By:   /s/ Robert Ward
                    Title:   Finance and Operations Director

                    THE CHASE MANHATTAN BANK, as Administrative Agent, as a Lender and as (or on behalf of) the Issuing Bank By: /s/ Peter C. Eckstein Title: Vice President

                    BANQUE NATIONALE DE PARIS, as a Co- Documentation Agent and as a Lender
                    By: /s/ Richard Cushing
                    Title: Vice President - Vice President

                    FLEET NATIONAL BANK, as a Co-Documentation Agent and as a Lender
                    By: /s/
                    Title: Vice President

                    CORESTATES  BANK,  N.A.
                    By: /s/ Myron  Landau
                    Title:  Vice President

                    BANK BOSTON NA
                    By: /s/
                    Title:

                    FIRST UNION BANK OF CONNECTICUT
                    By: /s/ Richard R. Chalin
                    Title: Senior Vice President

                    HELLER FINANCIAL, INC.
                    By: /s/ Linda W. Wolf
                    Title: Senior Vice President

                    PEOPLE'S BANK
                    By: /s/
                    Title: Vice President

                    PNC BANK, NATIONAL ASSOCIATION
                    By: /s/
                    Title: Vice President

                    THE PROVIDENT BANK
                    By:
                    Title:

                                                                   ANNEX I

                     SECTION 4 LETTER OF CREDIT SUB-FACILITY

                  4.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue letters of credit for the account of the Company on any Business Day during the Commitment Period in such form as shall be reasonably acceptable to such Issuing Bank; provided that no Letter of Credit shall be issued if, after giving effect thereto (i) the aggregate amount of the Domestic Revolving Credit Exposure of all the Domestic Lenders would exceed the lesser of (A) the aggregate amount of the Domestic Revolving Credit Commitments or (B) the Domestic Borrowing Base then in effect or (ii) the aggregate amount of the L/C Obligations would exceed the L/C Commitment then in effect.

                  (b)      Each Letter of Credit shall:

                           (i) be denominated in Dollars and shall be either (A)
                  a standby letter of credit issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, to provide credit support for workers' compensation, other insurance programs and other lawful corporate purposes (a "Standby Letter of Credit") or (B) a commercial letter of credit issued in respect of the purchase of goods and services in the ordinary course of business of the Company and its Subsidiaries (a "Commercial Letter of Credit"; together with the Standby Letters of Credit, the "Letters of Credit"); and

                           (ii) expire no later than the earlier of 365 days after its date of issuance and 5 Business Days prior to the Termination Date; provided that unless the relevant Issuing Bank notifies the Company not less than 30 days prior to the expiry of such Letter of Credit that such Issuing Bank is not willing to extend it, any such Letter of Credit may by its terms be automatically extended for periods of one year from the current or any future expiration date thereof (but not to any date which is later than 5 Business Days prior to the Termination Date).

     (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

     (d) No Issuing Bank shall at any time be obligated to issue a Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any Domestic Lender to exceed any limits imposed by, any applicable Requirement of Law.

     4.2 Procedure for Issuance of Letters of Credit under this Agreement. The Company may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its office listed on Schedule II or otherwise notified to the Company an Application therefor (with a copy to the Agent), completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request. Upon receipt by such Issuing Bank of any Application, and subject to the terms and conditions hereof, such Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue the requested Letter of Credit earlier than five Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Company. Such Issuing Bank shall advise the Agent of the terms of the Letter of Credit on the date of issuance thereof and shall promptly thereafter furnish copies thereof and each amendment thereto to the Company and the Agent. The Agent shall, with the cooperation of the Issuing Banks and the Company, prepare and distribute to the Domestic Lenders a quarterly summary setting forth issuances, cancellations, extensions and changes in face amounts of Letters of Credit.

     4.3 Fees. Commissions and Other Charges. (a) The Company shall pay to the Agent, for the account of the Domestic Lenders (including the relevant Issuing
Bank) pro rata according to their respective Commitment Percentages of the Domestic Revolving Credit Commitments, a letter of credit commission with respect to each Letter of Credit, computed at a rate per annum equal to the then Applicable Margin for Eurodollar Loans on the daily average undrawn face amount of such Letter of Credit. Such commission shall be payable in arrears on the last day of each March, June, September and December to occur after the date of issuance of such Letter of Credit and on the expiration date of such Letter of Credit and shall be nonrefundable. On each date upon which the Company pays to the Agent letter of credit commissions pursuant to this subsection 4.3(a), the Company shall also pay to the relevant Issuing Bank a fronting fee with respect to each Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily average undrawn face amount of such Letter of Credit.

     (b) In addition to the foregoing  fees and  commissions,  the Company shall
(i) pay or reimburse the relevant Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering such Letter of Credit and (ii) pay such Issuing Bank such other fees as shall be agreed by such Issuing Bank and the Company.

     (c) The Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Bank and the Domestic Lenders all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.


     4.4 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Commitment Percentage of the Domestic Revolving Credit Commitments in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which the Company has not reimbursed such Issuing Bank to the full extent required by the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank's office listed in Schedule II or otherwise notified to such L/C Participant an amount equal to such L/C Participant's Commitment Percentage of the Domestic Revolving Credit Commitments times the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) If any amount required to be paid by any L/C Participant to an Issuing Bank pursuant to subsection 4.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is not paid to such Issuing Bank on the date such payment is due from such L/C Participant, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. A certificate of such Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

     (c) Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 4.4(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the account party or otherwise, including by way of set-off or proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by such Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.

     (d) Notwithstanding the foregoing, no Domestic Lender shall be required to purchase a participating interest in an Issuing Bank's obligations and rights under a Letter of Credit if, prior to the issuance by such Issuing Bank of such Letter of Credit or increase by such Issuing Bank of the face amount of, or extension by such Issuing Bank of the expiration date of, such Letter of Credit, such Issuing Bank has received written notice from such Domestic Lender specifying that such Domestic Lender believes in good faith that an Event of Default has occurred and is continuing, describing the nature of such Event of Default and stating that, as a result thereof, such Domestic Lender shall cease to purchase such participating interests, except that (x) in the case of an increase in face amount, such Domestic Lender shall be required to purchase such participating interest to the extent of the face amount of such Letter of Credit prior to such Domestic Lender's written notice and (y) in the case of an extension of expiration date, such Domestic Lender shall be required to purchase such participating interest to the extent that such Letter of Credit is drawn prior to prior expiration date (without giving effect to such extension); provided that the obligation of such Domestic Lender to purchase such participating interests shall be reinstated upon the earlier to occur of (i) the date upon which such Domestic Lender notifies such Issuing Bank that its prior notice has been withdrawn and (ii) the date upon which the Event of Default specified in such notice no longer is continuing (it being understood that, in the event that such Event of Default was not continuing at the time that such

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                                                                           4

Issuing Bank received such notice, such Domestic Lender shall be obligated to purchase such participating interest promptly upon discovery that its good faith belief was erroneous).

     4.5 Reimbursement Obligation. (a) The Company agrees to reimburse the relevant Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank on each date on which such Issuing Bank notifies the Company (with a copy to the Agent at its address listed in subsection 18.2) of the date and amount of a draft presented under such Letter of Credit and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment; Provided that, if such Issuing Bank shall notify the Company of a drawing after 2:00 p.m., New York City time, on the date of any drawing under a Letter of Credit, the Company will not be required to reimburse such Issuing Bank until the next succeeding Business Day and, until such reimbursement is so required, the amount of such drawing shall be deemed to be a Domestic Revolving Credit Loan which is an ABR Loan hereunder in accordance with the provisions of paragraph (c) below. Each such payment shall be made to such Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

     (b) Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which is 2% above the rate payable with respect to ABR Loans from time to time.

     (c) Each notice of a drawing under any Letter of Credit shall constitute a request by the Company for a borrowing pursuant to subsection 3.2 of Domestic Revolving Credit Loans which are ABR Loans in the amount of such drawing plus any amounts payable pursuant to subsection 4.5(a)(ii) in respect of such drawing. The borrowing date with respect to such borrowing shall be the date of such drawing.

     4.6  Obligations  Absolute.  (a) The  obligations of the Company under this
Section 4 shall be absolute and unconditional under any and all circ~n~stances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against any Issuing Bank or any beneficiary of a Letter of Credit.

     (b) The Company hereby agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under subsection 4.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged; provided. that reliance upon such documents by such Issuing Bank shall not have constituted gross negligence or wilful misconduct of such Issuing Bank or (ii) any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or
(iii) any claims whatsoever of the Company or any Subsidiary against any beneficiary of such Letter of Credit or any such transferee.

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                                                                      5

     (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

     (d) The Company agrees that any action taken or omitted by an Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, shall be binding on the Company and shall not result in any liability of such Issuing Bank to the Company or any Subsidiary.

     4.7 Letter of Credit Payments. If any draft shall be presented for payment to an Issuing Bank under any Letter of Credit issued by it, such Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of such Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in substantial conformity with such Letter of Credit.

     4.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 4, the provisions of this Section 4 shall apply.

                                                                     ANNEX II

                  10.11 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender or any Issuing Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject any Lender or any Issuing Bank or any corporation controlling such Lender or such Issuing Bank or from which such Lender or such Issuing Bank obtains funding or credit to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan or Domestic Sterling Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Bank or such corporation in respect thereof (except for Non-Excluded Taxes covered by subsection 10.12 and changes in the rate of tax on the overall net income of such Lender or such Issuing Bank or such corporation);

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank or from which such Lender or such Issuing Bank obtains funding or credit which in the case of Eurodollar Loans or Domestic Sterling Loans, as the case may be, is not otherwise included in the determination of the Adjusted LIBO Rate or Domestic Sterling Rate, as the case may be, hereunder or

                  (iii) shall impose on such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank or from which such Lender or such Issuing Bank obtains funding or credit any other condition; and the result of any of the foregoing is to increase the cost to such Lender or such Issuing Bank or such corporation, by an amount which such Lender or such Issuing Bank or such corporation deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or Domestic Sterling Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall pay such Lender or such Issuing Bank any additional amounts necessary to compensate such Lender or such Issuing Bank for such increased cost or reduced amount receivable.

                  (b) If any Lender or any Issuing Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank or from which such Lender or such Issuing Bank obtains funding or credit with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such

Lender's or such Issuing Bank's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such Issuing Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such Issuing Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then, from time to time, the Company shall pay to such Lender or such Issuing Bank such additional amount or amounts as will compensate such Lender or such Issuing Bank for such reduction.

                  (c) In addition to, and without duplication of, amounts which may become payable from time to time pursuant to paragraphs (a) and (b) of this subsection 10.11, the Company agrees to pay to each Lender which requests compensation under this paragraph (c) by notice to the Company, on the last day of each Interest Period with respect to any Eurodollar Loan or Domestic Sterling Loan made by such Lender to the Company, at any time when such Lender shall be required to maintain reserves against "Eurocurrency Liabilities" under Regulation D of the Board (or, at any time when such Lender may be required by the Board or by any other Governmental Authority, whether within the United States, the United Kingdom or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which the Adjusted LIBO Rate or the Domestic Sterling Rate is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any such Eurodollar Loans or Domestic Sterling Loans), an additional amount (determined by such Lender's calculation or, if an accurate calculation is impracticable, estimate using such means of allocation as such Lender shall determine) equal to the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans or Domestic Sterling Loans, as the case may be.

                  (d) A certificate of each Lender or any Issuing Bank setting forth (x) such amount or amounts as shall be necessary to compensate such Lender or such Issuing Bank for amounts claimed by it in good faith pursuant to paragraph (a), (b) or (c) above, as the case may be, and (y) setting forth in reasonable detail an explanation of the basis for requesting such compensation and the calculation thereof, shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay each Lender or such Issuing Bank the amount shown as due on any such certificate delivered to it within 20 days after its receipt of the same.

                  (e) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.